 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

Washington Prime Group Inc.*

(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

WP Glimcher Inc.

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrants under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* The Registrant changed its name to Washington Prime Group Inc. following shareholder approval at its 2016 Annual Meeting of Shareholders on August 30, 2016 of an amendment to the Registrant’s Amended and Restated Articles of Incorporation.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2016, the Board of Directors (the “Board”) of Washington Prime Group Inc. (the “Registrant” or “Company”) unanimously appointed Ms. Sheryl G. von Blucher as an independent director of the Board. There is no arrangement or understanding between Ms. von Blucher and any other person(s) pursuant to which Ms. von Blucher was elected as a director. Furthermore, Ms. von Blucher is not a party to any transaction with respect to the Registrant that is reportable under Item 404(a) of Regulation S-K. Ms. von Blucher replaced Mr. Marvin L. White who retired from the Board at the conclusion of the Company’s 2016 annual meeting of shareholders (the “Annual Meeting”) held on August 30, 2016. In addition, the Board appointed Ms. von Blucher as a member of the Board’s Audit Committee. As a member of the Board, Ms. von Blucher is entitled to receive annual compensation totaling $230,000 that consists of $120,000 of equity evidenced by a grant of Eight Thousand Seven Hundred and Twenty-Seven (8,727) restricted stock units based on the closing share price of the Company’s common stock on August 30, 2016 (each an “RSU”) and $110,000 payable in cash in ratable quarterly installments. Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs shall vest on May 17, 2017 subject to Ms. von Blucher’s continued membership on the Board through that date. A copy of the press release announcing Ms. von Blucher’s appointment to the Board is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 below, at the Annual Meeting, the Company’s common shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to change the Company’s name from “WP Glimcher Inc.” to “Washington Prime Group Inc.” The name change became effective upon the filing on August 30, 2016 of Articles of Amendment (the “Articles”) to the Amended and Restated Articles of Incorporation of the Company with the Indiana Secretary of State.  See Exhibit 3.1 to this Form 8-K.

Also in connection with the aforementioned name change, the Company amended its Amended and Restated Bylaws (the “Bylaws”) to reflect such name change in the Bylaws which became effective upon the filing of the Articles with the Indiana Secretary of State.  See Exhibit 3.2 to this Form 8-K. A copy of the press release announcing the aforementioned name change is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Additionally, on August 30, 2016, the Board approved amendments to the Bylaws to revise Section 9.10(c) to remove the requirement that the sections of the Bylaws addressing amendments to the Bylaws (Section 9.10) and the calling of special shareholder meetings (Section 1.02) may only be amended by both the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors and the affirmative vote of a majority of directors. Following this amendment, Article VIII (Indemnification) is the only section of the Bylaws that requires: (1) the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors and (2) the affirmative vote of a majority of directors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The matters listed below were considered and voted upon by the Company’s common shareholders at the Annual Meeting:

●	the election of the six (6) directors named in the Company’s Annual Meeting proxy statement to hold office until the 2017 annual meeting of shareholders;

●	approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to change the Company’s name from “WP Glimcher Inc.” to “Washington Prime Group Inc.”;

●	a non-binding advisory vote to approve executive compensation described in the Company’s Annual Meeting proxy statement; and

●	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

At the Annual Meeting, each of the nominees for election as a director was elected and the common shareholders also voted in favor of each of the other proposals.

The final vote tally on each of the proposals is set forth below.

1.  Election of Directors

Director	For	Withheld	Broker Non-Votes
Louis G. Conforti	150,938,684	999,839	12,729,259
John J. Dillon III	150,758,406	1,180,117	12,729,259
Robert J. Laikin	120,546,330	31,392,193	12,729,259
John F. Levy	149,529,392	2,409,131	12,729,259
Mark S. Ordan	144,800,319	7,138,204	12,729,259
Jacquelyn R. Soffer	113,981,306	37,957,217	12,729,259

		For	Against	Abstentions
2.	Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to change the Company’s name to “Washington Prime Group Inc.”	163,856,188	435,411	376,183

		For	Against	Abstentions	Broker Non- Votes
3.	Non-binding advisory vote to approve executive compensation described in the Company’s proxy statement.	90,536,548	61,195,396	206,579	12,729,259

		For	Against	Abstentions
4.	Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	164,202,365	411,872	53,545

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company Relating to Corporate Name Change.

3.2	Amended and Restated Bylaws, effective August 30, 2016.

99.1	Press Release of the Registrant, dated August 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Prime Group Inc.
(Registrant)

/s/ Robert P. Demchak
Date: September 2, 2016	Robert P. Demchak Executive Vice President, General Counsel & Corporate Secretary

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